Exhibit 99.1

MarkWest Hydrocarbon, Inc.	Contact:	Frank Semple, President & CEO
1515 Arapahoe Street		Nancy Buese, CFO
Tower 2, Suite 700		Andy Schroeder, VP Finance & Treasurer
Denver, CO 80202	Phone:	(866) 858-0482 Fax: (303) 290-8769
	E-mail:	investorrelations@markwest.com
	Website:	www.markwest.com

MARKWEST HYDROCARBON TO REVIEW RESTRUCTURING
ALTERNATIVES WITH MARKWEST ENERGY PARTNERS

DENVER - February 21, 2007 - MarkWest Hydrocarbon, Inc. (AMEX: MWP) (the “Company”), today announced that it has appointed an independent committee of its Board of Directors to review a possible sale to, business combination with, or other potential restructuring alternatives involving MarkWest Energy Partners, L.P. (AMEX: MWE) (the “Partnership”), with the objective of enhancing stockholder value.  The Company advised that there can be no assurance that this review process will result in any specific transaction.  The Company does not intend to disclose developments regarding its review of structuring alternatives unless and until its Board of Directors approves a definitive transaction or otherwise has reached a definitive conclusion regarding a transaction.  The independent committee of the Board of Directors intends to retain a financial advisor to assist it in its review.

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MarkWest Hydrocarbon, Inc. (AMEX: MWP) controls and operates MarkWest Energy Partners, L.P. (AMEX: MWE), a publicly traded limited partnership engaged in the gathering, processing and transmission of natural gas; the transportation, fractionation and storage of natural gas liquids; and the gathering and transportation of crude oil.  The Company also markets natural gas and NGLs.